Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive ® Completes Amendment and Restatement of its Credit Agreement with More Favorable Terms
New York, N.Y. — July 6, 2010 — Harris Interactive (NASDAQ:HPOL), a leading innovative global market research firm, today announced that effective June 30, 2010, it completed an amendment and restatement of its credit agreement, which provides the Company with access to certain credit facilities. Among other things, the amended and restated credit agreement:
•	Provides a new leverage-based pricing grid that affords the Company more favorable pricing as its financial performance improves

•	Extends the maturity date of the Company’s term loan from September 21, 2012 to September 30, 2013 to allow for greater flexibility

•	Maintains the availability of the Company’s $5.0 million revolving line of credit, set to expire on July 15, 2010, through September 30, 2013

•	Modifies certain financial covenants, including the elimination of a minimum revenue covenant

•	Reduces the number of lenders from five to one, with JP Morgan Chase Bank, N.A. as the issuing bank
At June 30, 2010, the principal amount of debt outstanding under the Company’s amended and restated credit agreement was $15.6 million.
“We are very pleased to successfully complete this amendment and restatement to our credit agreement in a way that strengthens our capital structure, improves our financial flexibility, and enables us to achieve better pricing over time,” stated Kimberly Till, President and Chief Executive Officer. “Our ability to complete this transaction speaks well to the progress we have made in the past year and positions us well to continue to execute on our key initiatives.”
Additional details regarding the Company’s amended and restated credit agreement can be found on the Form 8-K that the Company is filing today with the Securities and Exchange Commission.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative

©2010 Harris Interactive Inc.	All rights reserved.

of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.